EXHIBIT 23


               Consent of Independent Certified Public Accountants

     We consent to the incorporation by reference in the Registration Statements (Forms S-8) pertaining to Group Technologies Stock Option Plan Dated January 22, 1990 (No. 333-07111), Group Technologies Corporation Independent Director's Stock Option Plan (No. 333-07199) and Group Technologies Corporation 1994 Stock Option Plan for Key Employees (No. 333-07195) of our report dated March 28, 1997, with respect to the consolidated financial statements and schedule of Group Technologies Corporation included in the Annual Report on Form 10-K for the year ended December 31, 1996.


                                        /s/ Ernst & Young LLP

Tampa, Florida
March 28, 1997